Exhibit 10.34

AMENDMENT NO. 4
RECEIVABLES PURCHASE AGREEMENT
This AMENDMENT NO. 4 TO RECEIVABLES PURCHASE AGREEMENT, dated as of November 1, 2013 (this “Amendment”), is entered into among INGRAM FUNDING INC., a Delaware corporation, as seller (the “Seller”), INGRAM MICRO INC., a Delaware corporation, as servicer (in such capacity, the “Servicer”), THE PURCHASERS LISTED ON THE SIGNATURE PAGES HERETO (the “Purchasers”), THE PURCHASER AGENTS LISTED ON THE SIGNATURE PAGES HERETO (the “Purchaser Agents”) and THE BANK OF NOVA SCOTIA, as program administrator (in such capacity, the “Administrative Agent”) for each Purchaser Group.
BACKGROUND
The parties to this Amendment are also parties to a Receivables Purchase Agreement, dated as of April 26, 2010 (as amended by that certain Amendment No. 1 to Receivables Purchase Agreement dated as of June 24, 2010, that certain Omnibus Amendment No. 1, dated as of April 28, 2011, that certain Amendment No. 2 to Receivables Purchase Agreement dated as of December 16, 2011 and that certain Omnibus Amendment No. 2, dated as of November 1, 2012, and as otherwise amended, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”).
Market Street Funding LLC (“Market Street”), as the assignor (in such capacity, the “Assignor”), desires to sell, assign and delegate to PNC Bank, National Association (“PNC”), as the assignee (in such capacity, the “Assignee”), all of the Assignor’s rights under, interest in, title to and obligations under the Receivables Purchase Agreement and the other Transaction Documents (collectively, the “Assigned Documents”), and the Assignee desires to purchase and assume from the Assignor all of the Assignor’s rights under, interest in, title to and obligations under the Assigned Documents.
After giving effect to the assignment and assumption contemplated in Section 2 of this Amendment, each of the parties hereto desires that Market Street cease to be a party to the Receivables Purchase Agreement and each of the other Assigned Documents to which it is a party and to be discharged from its duties and obligations as a Purchaser or otherwise under the Receivables Purchase Agreement and each of the other Assigned Documents.
Concurrently herewith, the Seller, the Servicer and PNC are entering into that certain Amended and Restated Fee Letter, dated as of the date hereof (the “Amended and Restated PNC Fee Letter”).
AGREEMENT
1.Definitions. Capitalized terms are used in this Amendment as defined in Exhibit I of the Receivables Purchase Agreement.
2.    Assignment and Assumption.
(a)    Sale and Assignment by Assignor to Assignee. At or before 2:00 pm (New York time) on the date hereof, the Assignee shall pay to the Assignor, in immediately available funds, (i) the amount set forth on Exhibit A hereto (such amount, the “Capital Payment”) representing 100.00% of the aggregate Capital of the Assignor under the Receivables Purchase Agreement on the date hereof and (ii) the amount set forth on Exhibit A hereto representing all accrued but unpaid (whether or not then due) Yield, Fees and other costs and expenses payable in respect of such Capital to but excluding the date hereof (such amount, the “CP Costs and Other Costs”; together with the Capital Payment, collectively, the “Payoff Amount”). Upon the Assignor’s receipt of the Payoff Amount in its entirety, the Assignor hereby sells, transfers, assigns and delegates to the Assignee, without recourse, representation or warranty except as otherwise provided herein, and the Assignee hereby irrevocably purchases, receives, accepts and assumes from the Assignor, all of the Assignor’s rights under, interest in, title to and all its obligations under the Receivables Purchase

Agreement and the other Assigned Documents. Without limiting the generality of the foregoing, the Assignor hereby assigns to the Assignee all of its right, title and interest in the Pool Assets.
Payment of each portion of the Payoff Amount shall be made by wire transfer of immediately available funds in accordance with the payment instructions set forth on Exhibit B hereto.
(b)    Removal of Assignor. From and after the Effective Date (as defined below), the Assignor shall cease to be a party to the Receivables Purchase Agreement and each of the other Assigned Documents to which it was a party and shall no longer have any rights or obligations under the Receivables Purchase Agreement or any other Assigned Document (other than such rights which by their express terms survive termination thereof).
(c)    Limitation on Liability. Notwithstanding anything to the contrary set forth in this Amendment, the Assignee does not accept or assume any liability or responsibility for any breach, failure or other act or omission on the part of the Assignor, or any indemnification or other cost, fee or expense related thereto, in each case which occurred or directly or indirectly arose out of an event which occurred prior to the Effective Date.
(d)    Acknowledgement and Agreement.    Each of the parties and signatories hereto (i) hereby acknowledges and agrees to the sale, assignment and assumption set forth in clause (a) above, (ii) expressly waives any notice or other applicable requirements set forth in any Transaction Document as a prerequisite or condition precedent to such sale, assignment and assumption (other than as set forth herein) and (iii) acknowledges and agrees that this Section 2 is in form and substance substantially similar to a Transfer Supplement.
3.    Amendments to Receivables Purchase Agreement. The Seller, the Servicer, the Purchasers, Purchaser Agents and the Administrative Agent agree that the Receivables Purchase Agreement is hereby amended as follows:
(a)    The following new paragraph is hereby added to Section 1.1(a) of the Receivables Purchase Agreement immediately following the first paragraph thereof:
Each of the parties hereto hereby acknowledges and agrees that from and after the Fourth Amendment Effective Date, (x) the PNC Purchaser Group shall not include a Conduit Purchaser, and (y) each request by the Seller for Purchases pursuant to Section 1.1(a) shall be deemed to be a request that PNC, as the Purchaser with respect to the PNC Purchaser Group, make the PNC Purchaser Group’s Ratable Share of such Purchases.
(b)    Section 1.7(b) of the Receivables Purchase Agreement is hereby amended by replacing the term “Eurodollar Rate” where it appears therein with the phrase “Eurodollar Rate or LMIR”.
(c)    Section 1.8(ii) of the Receivables Purchase Agreement is hereby amended by replacing the phrase “Eurodollar Rate or the Alternate Base Rate” where it appears therein with the phrase “Eurodollar Rate, LMIR or the Alternate Base Rate”.
(d)    Section 1.8(iii) of the Receivables Purchase Agreement is hereby amended by replacing the phrase “Eurodollar Rate or the Alternate Base Rate” in each place where it appears therein with the phrase “Eurodollar Rate, LMIR or the Alternate Base Rate”.
(e)    Section 1.10 of the Receivables Purchase Agreement is hereby replaced in its entirety with the following:
Section 1.10.    Inability to Determine Eurodollar Rate or LMIR. In the event that any Purchaser Agent shall have determined prior to the first day of any Settlement Period (or solely with respect to LMIR, on any day) (which determination shall be conclusive and binding upon the parties hereto) by reason of circumstances, affecting the interbank Eurodollar market, either (a) dollar deposits in the relevant amounts and for the relevant Settlement Period are not available, (b) adequate and reasonable means do not exist for ascertaining the Eurodollar Rate or LMIR for such Settlement Period (or portion thereof) or (c) the Eurodollar Rate determined pursuant hereto does not accurately reflect the cost to any Purchaser (as conclusively determined by the related Purchaser) of maintaining any Portion of Capital during such Settlement Period (or portion thereof), such Purchaser Agent shall promptly give telephonic notice of such determination, confirmed in writing, to the Seller prior to the first day of such Settlement Period (or solely with respect to LMIR, promptly after such determination). Upon delivery of such notice (a) no Portion of Capital shall be funded by the Purchasers in the related Purchaser Group thereafter at the Alternate Rate determined by reference to the Eurodollar Rate or LMIR, unless and until such Purchaser Agent shall have given notice to the Seller that the circumstances giving rise to such determination no longer exist (which notice such Purchaser Agent shall give to the Seller promptly after such circumstances no longer exist) and (b) with respect to any outstanding Portions of Capital then funded at the Alternate Rate determined by reference to the Eurodollar Rate, such Alternate Rate shall automatically be converted to the Alternate Rate determined by reference to the Alternate Base Rate at the respective last days of the then current Settlement Periods relating to such Portions of Capital (or solely with respect to LMIR, immediately).
If, on or before the first day of any Settlement Period (or solely with respect to LMIR, on any day), the Administrative Agent shall have been notified by any Purchaser, Purchaser Agent or Alternate Purchaser that, such Person has determined (which determination shall be final and conclusive absent manifest error) that, any enactment, promulgation or adoption of or any change in any applicable Law or any change in the interpretation or administration thereof by a Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Person with any guideline, request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for such Person to fund or maintain any Portion of Capital at the Alternate Rate and based upon the Eurodollar Rate or LMIR, the Administrative Agent shall notify the Seller thereof. Upon receipt of such notice, until the Administrative Agent notifies the Seller that the circumstances giving rise to such determination no longer apply (which notice the Administrative Agent shall give to the Seller promptly after the Administrative Agent has received notice from the Purchaser Agents that such circumstances no longer exist), (a) no Portion of Capital shall be funded at the Alternate Rate determined by reference to the Eurodollar Rate or LMIR and (b) the Yield for any outstanding Portions of Capital then funded at the Alternate Rate determined by reference to the Eurodollar Rate or LMIR shall be converted to the Alternate Rate determined by reference to the Alternate Base Rate either (i) on the last day of the then current Settlement Period (or solely with respect to LMIR, immediately) if such Person may lawfully continue to maintain such Portion of Capital at the Alternate Rate determined by reference to the Eurodollar Rate or LMIR to such day, or (ii) immediately, if such Person may not lawfully continue to maintain such Portion of Capital at the Alternate Rate determined by reference to the Eurodollar Rate or LMIR to such day.
(f)    The following new defined terms and definitions thereof are hereby added to Exhibit I of the Receivables Purchase Agreement in appropriate alphabetical order:
“Fourth Amendment Effective Date” means November 1, 2013.
“LMIR” means for any day during any Settlement Period, the one-month Eurodollar rate for U.S. dollar deposits as reported on the Reuters Screen LIBOR01 Page or any other page that may replace such page from time to time for the purpose of displaying offered rates of leading banks for London interbank deposits in United States dollars, as of 11:00 a.m. (London time) on such day, or if such day is not a Business Day, then the immediately preceding Business Day (or if not so reported, then as determined by the Administrative

Agent from another recognized source for interbank quotation), in each case, changing when and as such rate changes.
“PNC” means PNC Bank, National Association.
“PNC Purchaser Group” means the Purchaser Group for which PNC is the Purchaser Agent.
(g)    The definition of “Alternate Rate” set forth in Exhibit I to the Receivables Purchase Agreement is replaced in its entirety with the following:
“Alternate Rate” for any Settlement Period for any Capital (or portion thereof) funded by any Purchaser other than through the issuance of Notes, means an interest rate per annum equal to: (I) solely with respect to the PNC Purchaser Group, either (a) the LMIR rate in effect on each day of such Settlement Period or (b) if any of the circumstances described in Section 1.10 exists, the Alternate Base Rate in effect on each such day of such Settlement Period and (II) for any other Purchaser Group, either (a) the Eurodollar Rate for such Settlement Period or (b) if:
(i)    any of the circumstances described in Section 1.10 exists, or
(ii)    a Settlement Period in which Yield is calculated at the CP Rate is terminated as described in the definition of “Yield”, then the Alternate Base Rate in effect (x) in the case of clause (i), on each day of such Settlement Period or (y) in the case of clause (ii), following such termination.
(h)    The definition of “Business Day” set forth in Exhibit I to the Receivables Purchase Agreement is hereby amended by replacing the term “Eurodollar Rate” where it appears therein with the phrase “Eurodollar Rate or LMIR”.
(i)    The definition of “Purchaser Group” set forth in Exhibit I to the Receivables Purchase Agreement is replaced in its entirety with the following:
“Purchaser Group” means, (i) for PNC, PNC as Purchaser and Purchaser Agent and (ii) for each Conduit Purchaser, such Conduit Purchaser, its related Alternate Purchasers, its related Purchaser Agent and its related Liquidity Providers.
(j)    Schedule VI to the Receivables Purchase Agreement is amended and restated in its entirety as Schedule VI attached hereto.
(k)    Schedule A to the Receivables Purchase Agreement is amended and restated in its entirety as Schedule A attached hereto.
4.    Notice Address. PNC’s address for notices under the Loan Agreement in each of its capacities thereunder shall be the following:
Address:    PNC Bank, National Association
Three PNC Plaza
225 Fifth Avenue
Pittsburgh, PA 15222-2707
Attention:    Robyn Reeher
Telephone:    (412) 768-3090
Telecopy:    (412) 762-9184

email:    robyn.reeher@pnc.com
5.    Representations and Warranties of the Seller and Servicer. Each of the Seller and the Servicer hereby represents and warrants, as to itself, to the Administrative Agent, each Purchaser, each Purchaser Agent and the Assignee, as follows:
(a)    Representations and Warranties. Immediately after giving effect to this Amendment, the representations and warranties made by such Person in the Transaction Documents to which it is a party are true and correct as of the date hereof (unless stated to relate solely to an earlier date, in which case such representations or warranties were true and correct as of such earlier date).
(b)    Enforceability. This Amendment and each other Transaction Document to which it is a party, as amended hereby, constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.
(c)    No Termination Event. No event has occurred and is continuing, or would result from the transactions contemplated hereby, that constitutes a Termination Event or an Unmatured Termination Event.
6.    Conditions. This Amendment shall become effective as of the date hereof (the “Effective Date”) upon the satisfaction of the following conditions precedent:
(a)    Execution of Amendment. The Administrative Agent shall have received counterparts hereto duly executed by each of the parties hereto.
(b)    Execution of Amended and Restated PNC Fee Letter. PNC shall have received counterparts of the Amended and Restated PNC Fee Letter duly executed by each of the parties thereto.
(c)    Receipt of Payoff Amount. The Administrative Agent shall have received confirmation that the Assignor shall have received the Payoff Amount in its entirety in accordance with Section 2 of this Amendment.
7.    Ratification. This Amendment constitutes an amendment to the Receivables Purchase Agreement. After the execution and delivery of this Amendment, all references to the Receivables Purchase Agreement in any document shall be deemed to refer to the Receivables Purchase Agreement as amended by this Amendment, unless the context otherwise requires. Except as amended above, the Receivables Purchase Agreement is hereby ratified in all respects. Except as set forth above, the execution, delivery and effectiveness of this Amendment shall not operate as an amendment or waiver of any right, power or remedy of the parties hereto under the Receivables Purchase Agreement, nor constitute an amendment or waiver of any provision of the Receivables Purchase Agreement. This Amendment shall not constitute a course of dealing among the parties hereto at variance with the Receivables Purchase Agreement such as to require further notice by any of the Administrative Agent, the Purchaser Agents or the Purchasers to require strict compliance with the terms of the Receivables Purchase Agreement in the future, as amended by this Amendment, except as expressly set forth herein. Each of the Seller and the Servicer hereby acknowledges and expressly agrees that each of the Administrative Agent, the Purchaser Agents and the Purchasers reserves the right to, and does in fact, require strict compliance with all terms and provisions of the Receivables Purchase Agreement, as amended herein.
8.    No Proceedings. Each of the parties hereto agrees, for the benefit of the holders of the privately or publicly placed indebtedness for borrowed money of any Conduit Purchaser or Market Street, not, prior to the date which is one (1) year and one (1) day after the payment in full of all privately or publicly placed indebtedness for borrowed money of any Conduit Purchaser or Market Street remains outstanding, to acquiesce, petition or otherwise, directly or indirectly, invoke, or cause any Conduit Purchaser or Market Street to invoke an Insolvency Proceeding by or against any Conduit Purchaser or Market Street. The provisions of this Section 8 shall survive the termination of the Receivables Purchase Agreement.

9.    Further Assurances.    Each of the Seller and the Servicer hereby agrees to do all such things and execute all such documents and instruments, at the Seller’s sole expense, as the Assignee may reasonably consider necessary or desirable to give full effect to the assignment and assumption set forth in Section 2 of this Amendment.
10.    Severability. Each provision of this Amendment shall be severable from every other provision of this Amendment for the purpose of determining the legal enforceability of any provision hereof, and the unenforceability of any provision hereof, and the unenforceability of one or more provisions of this Amendment in one jurisdiction shall not have the effect of rendering such provision or provisions unenforceable in any other jurisdiction.
11.    Miscellaneous. This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers hereunto duly authorized as of the day and year first above written.
INGRAM FUNDING INC.,
as Seller

By: /s/ Erik Smolders
Name:    Erik Smolders
Title:    Treasurer

INGRAM MICRO INC.,
as Servicer

By: /s/ William D. Humes
Name:    William D. Humes
Title:    Chief Financial Officer

THE PURCHASER GROUPS:

THE BANK OF NOVA SCOTIA,
as Purchaser Agent for the
Liberty Street Purchaser Group

By: /s/ Robert Gass
Name:    Robert Gass
Title:    Managing Director

THE BANK OF NOVA SCOTIA,
as related Alternate Purchaser

By: /s/ Robert Gass
Name:    Robert Gass
Title:    Managing Director

LIBERTY STREET FUNDING LLC,
as a Conduit Purchaser

By: /s/ Jill A. Russo
Name:    Jill A. Russo
Title:    Vice President

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH,
as Purchaser Agent for the Victory Purchaser Group

By: /s/ Richard Gregory Hurst
Name:     Richard Gregory Hurst
Title:    Managing Director

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH,
as Alternate Purchaser

By: /s/ Lillian Kim
Name:    Lillian Kim
Title:    Director

VICTORY RECEIVABLES CORPORATION,
as a Conduit Purchaser

By: /s/ David V. DeAngelis
Name:    David V. DeAngelis
Title:    Vice President

PNC BANK, NATIONAL ASSOCIATION,
as Purchaser Agent and as Assignee

By: /s/ Robyn A. Reeher
Name:    Robyn A. Reeher
Title:    Vice President

PNC BANK, NATIONAL ASSOCIATION,
as an Alternate Purchaser

By: /s/ Robyn A. Reeher
Name:    Robyn A. Reeher
Title:    Vice President

MARKET STREET FUNDING LLC,
as a Conduit Purchaser and as Assignor

By: /s/ Doris J. Hearn
Name:    Doris J. Hearn
Title:    Vice President

MIZUHO BANK, LTD.,
as Purchaser Agent for the Working Capital Group

By: /s/ Bertram H. Tang
Name:    Bertram H. Tang
Title:    Authorized Signatory

MIZUHO BANK, LTD.,
as an Alternate Purchaser

By: /s/ Bertram H. Tang
Name:    Bertram H. Tang
Title:    Authorized Signatory

WORKING CAPITAL MANAGEMENT CO., LP, as a Conduit Purchaser

By: /s/ Shinichi Nochiide
Name:    Shinichi Nochiide
Title:    Attorney-in-Fact

THE BANK OF NOVA SCOTIA,
as Administrative Agent

By: /s/ Robert Gass
Name:     Robert Gass
Title:    Managing Director

SCHEDULE A

Purchaser Group	Maximum Purchase Amount
Liberty Street	$300,000,000
PNC	$125,000,000
Victory	$125,000,000
Working Capital	$125,000,000